SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 19, 1996

                         HENG FAI CHINA INDUSTRIES, INC.
               (Exact name of Registrant as specified in charter)

        Delaware                     0-7619                      93-063633
(State or other jurisdic-         (Commission                  (IRS Employer
  tion of incorporation)          File Number)               Identification No.)

            650 West Georgia Street, British Columbia, Canada        V6B 4N8
                 (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code (604) 685-8318


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(Former Address)                            (Zip Code)


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Item 2.  Acquisition or Disposition of Asset

     As of September 4, 1996, Heng Fai China Industries, Inc. (the "Registrant" or the "Company"), entered into an agreement, a copy of which is annexed as an exhibit to this Report (the "Agreement"), with Monkey King Group (the "Seller") pursuant to which Worldwide Container Company Ltd. ("Worldwide"), a wholly owned subsidiary of the Company, acquired from the Seller a 70% interest in Wuhan Container Co., Ltd. ("Wuhan") in exchange for 727,272 shares of the Company's restricted common stock (the "Shares"). Based upon negotiations between the Company's President and the Seller the Shares were valued at a per share price of $5.50. Pursuant to the terms of the Agreement the Shares will be held in escrow by an escrow agent in Singapore (the "Escrow Agent"). The Seller has agreed that the Shares cannot be sold until Worldwide receives cumulative profits, contributions and/or dividends aggregating a minimum of $4,000,000 from the operations of Wuhan. Wuhan is a People's Republic of China state company which was formed to engage in the design, manufacture, lease and repair of standard and non-standard containers and related steel structure products. Wuhan commenced trial production of its containers in the Spring of 1996.

     The closing of the Agreement was conditioned upon the approval of the Board of Directors of the Company as well as the Company's satisfactory completion of a due diligence review of Wuhan. On September 19, 1996 the Company's Board approved the Agreement, completed its due diligence review of Wuhan and directed the issuance of the Shares to Hubei Monkey King Investment & Development
Corporation ("HMK"). Pursuant to the Agreement the transaction will be deemed closed upon delivery of the Shares to the Escrow Agent.

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     The  assets  acquired  by the  Company  through  the  acquisition  of a 70%
interest  in  Wuhan  consisted  of  assembly  lines,   plant  and  manufacturing
production equipment, power generators and related equipment. Wuhan presently owns its manufacturing plant which is located in the City of Wuhan on the banks of the Yangtze River and Hanshui River. The facility consists of approximately 480,000 square feet which Wuhan estimates has a capacity to produce 10,000
containers  on  an  annual  basis.  The  Company  believes  that   approximately
$5,000,000 in capital improvements will be required to be made to the plant in order to reach maximum capacity. The Company intends to utilize Wuhan's assets in order to engage in the full scale design, manufacture and production of container and related steel structure products.

         Neither the Company nor any of the affiliates possessed any interest in Wuhan, the Seller and/or HMK prior to the execution and/or closing of the Agreement.

Item  7.  Financial  Statements  and  Exhibits

a) It is currently impracticable for the Registrant to file the required financial statements for the acquisitions described in Item 2 of this Current Report on Form 8-K. The Registrant intends to file such financial statements as soon as they are available by amending this Current Report.

b) It is currently impracticable for the Registrant to file the Pro-Forma condensed balance sheet and statement of income and explanatory notes, giving effect to the combined accounts of the Company and Wuhan as required by the instructions to Form 8-K. The Registrant intends to file such Pro Forma financial statements as soon as they are available by amending this Current Report.

c) Attached hereto as Exhibit 2 is a copy of the Stock Purchase Agreement between the Company and the Monkey King Group.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 1996

                                       HENG FAI CHINA INDUSTRIES, INC.
                                       (Registrant)

                                       By: s\Robert H. Trapp
                                       -------------------------------
                                              Robert H. Trapp,
                                              Secretary, Treasurer and Director



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